Exhibit 77N

The Prudential Series Fund, Inc. - Money Market Portfolio
File No. 811-03623


Actions required to be reported pursuant to Rule 2a-7

Security downgrades which require Board notification:

Date		Market Value *		Shares Outstanding
	Deviation**

10/12/00	1,175,509,256.86		117,602,430.48		-
0.04380%
10/31/00	1,158,331,481.72		115,842,696.48		-
0.00824%
11/15/00	1,161,797,326.33		116,190,910.53		-
0.00962%
11/30/00	1,213,314,318.16		121,353,323.79		-
0.01804%
12/14/00	1,215,757,191.60		121,566,142.48
0.00788%
12/28/00	1,214,574,065.05		121,447,060.43
0.00852%

*Includes other assets and liabilities
**Mark-to-market deviation remained below 0.3%. According to the Portfolio's amortized cost procedures, any deviation in excess of 0.3% must be immediately reported to the Board.







Exhibit 77N

The Prudential Series Fund, Inc. - Money Market Portfolio
File No. 811-03623


Actions required to be reported pursuant to Rule 2a-7

Security downgrades which require Board notification:

On December 5th, Moody's downgraded Lowe's (LOW) ratings to A3 and P-2 and maintained a negative outlook on the company.
This results in LOW falling to a Tier-2 issuer. After talking with both Moody's and S&P, we think it is appropriate to leave LOW as an approved Tier-2 issuer but institute a 90-day maturity restriction. We still believe the short-term securities represent minimal credit risk under that guideline and will outline below some areas where caution is warranted. We are issuing a 3.0 score (A3) reflecting negative free cash flow coupled with management's desire to maintain an aggressive growth strategy under a weakening consumer spending environment.






Exhibit 77N

The Prudential Series Fund, Inc. - Money Market Portfolio
File No. 811-03623


Actions required to be reported pursuant to Rule 2a-7

Security downgrades which require Board notification:

Date		Market Value *		Shares Outstanding
	Deviation**

7/13/00	1,162,531,082.97		116,255,989.18		-
0.00248%
7/31/00	1,166,454,216.96		116,655,615.37		-
0.00874%
8/15/00	1,160,088,925.89		116,031,752.00		-
0.01970%
8/31/00	1,163,227,241.44		116,328,568.72		-
0.00502%
9/14/00	1,168,167,565.74		116,820,814.90		-
0.00347%
9/28/00	1,170,138,990.53		117,020,315.34		-
0.00548%

*Includes other assets and liabilities
**Mark-to-market deviation remained below 0.3%. According to the Portfolio's amortized cost procedures, any deviation in excess of 0.3% must be immediately reported to the Board.